UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 26, 2013

ARI NETWORK SERVICES, INC.

(Exact name of registrant as specified in its charter)

Wisconsin (State or other jurisdiction of incorporation)	0-19608 (Commission File Number)	39-1388360 (IRS Employer Identification No.)

10850 West Park Place, Suite 1200 Milwaukee, Wisconsin (Address of principal executive offices)	53224 (Zip Code)

Registrant’s telephone number, including area code:  (414) 973-4300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed, on March 12, 2013, ARI Network Services, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional and accredited investors (the “Purchasers”) whereby the Company agreed to sell and the Purchasers agreed to purchase (1) an aggregate of 3,200,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), for an amount equal to a per share purchase price of $1.50, and (2) warrants (the “Warrants”) to purchase an aggregate of 1,066,667 shares of Common Stock.  The Warrants, which were issued pursuant to Common Stock Purchase Warrant agreements dated March 15, 2013, were exercisable immediately upon issuance at an exercise price of $2.00 per share.

On July 26, 2013 and July 29, 2013, the Company entered into First Amendment to Common Stock Purchase Warrant agreements (the “Warrant Amendments”) with certain Purchasers whereby the exercise price with respect to Warrants to purchase, in aggregate, 916,667 shares of Common Stock was reduced to $1.80 per share from the date of the Warrant Amendments through July 30, 2013, after which time the exercise would revert to $2.00 per share.  Purchasers who entered into Warrant Amendments included:  Peter H. Kamin Revocable Trust; Lake Street Fund, LP; 12 West Capital Fund, LP; 12 West Capital Offshore Fund, LP; Wynnefield Partners Small Cap Value, LP; Wynnefield Partners Small Cap Value, LP I; Wynnefield Small Cap Value Offshore Fund, Ltd.; and Michael D. Sifen, Inc.  The purpose of the Warrant Amendments, which were entered pursuant to individual negotiations with each of the participating Purchasers, was to induce the holders of the amended Warrants to exercise their Warrants in the near term.

The foregoing description of the Warrant Amendment is qualified in its entirety by reference to the full text of the Warrant Amendment, the form of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits

	Exhibit No	Description
	10.1	Form of First Amendment to Common Stock Purchase Warrant

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 31, 2013

ARI NETWORK SERVICES, INC.

By:

/s/ Darin R.Janecek

Darin R. Janecek
Vice President of Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No	Description

10.1	Form of First Amendment to Common Stock Purchase Warrant

4